FRANKLIN
TEMPLETON

An ETP that gives exposure

FRANKLIN TEMPLETON

to the ‘beta’ of the digital asset universe

FRANKLIN TEMPLETON

without directly

FRANKLIN TEMPLETON

investing in cryptocurrencies.

That's EZPZ

FRANKLIN TEMPLETON

The Fund has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Fund has filed with the SEC, when available, for more complete information about the Fund and this offering.

You may obtain these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting franklintempleton.com.

The Fund is not an investment company registered under the Investment Company Act of 1940 (1940 Act), and therefore is not subject to the same regulatory requirements as mutual funds or ETFs registered under the 1940 Act. The Fund is not a commodity pool for purposes of the Commodity Exchange Act (CEA) and accordingly is not subject to the regulatory protections afforded by the CEA.

Beta acts as a proxy for market risk (also known as systematic risk),
which is the type of risk that cannot be eliminated through diversification.